                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          Applied Digital Access, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          APPLIED DIGITAL ACCESS, INC.
                               9855 SCRANTON ROAD
                               SAN DIEGO, CA 92121

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 12, 1999


Dear Stockholder:

     You are invited to attend the Annual Meeting of the Stockholders of Applied Digital Access, Inc., a Delaware corporation (the "Company"), which will be held on May 12, 1999, at 9:00 a.m., local time, at the Company, 9855 Scranton Road, San Diego, California, for the following purposes:

     1. To elect a Board of Directors. Management has nominated the following people for election at the meeting: Gary D. Cuccio, John F. Malone, Kenneth E. Olson, Christopher B. Paisley, Peter P. Savage, Donald L. Strohmeyer.

     2. To consider and vote upon a proposal to amend the Company's 1998 Employee Stock Purchase Plan to increase the maximum aggregate number of shares reserved for issuance thereunder by 300,000.

     3. To consider a proposal to ratify the appointment of PricewaterhouseCoopers, LLP, as the Company's independent public accountants for the fiscal year ending December 31, 1999.

     Stockholders of record at the close of business on April 2, 1999, are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the Company.

                                 By Order of the Board of Directors,


                                 JAMES L. KEEFE
                                 SECRETARY


San Diego, California
April 12, 1999

                          APPLIED DIGITAL ACCESS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 12, 1999


GENERAL INFORMATION.................................................1

EXECUTIVE COMPENSATION AND OTHER MATTERS............................6

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION..........................................13

COMPARISON OF STOCKHOLDER RETURN...................................20

ELECTION OF DIRECTORS..............................................21

PROPOSAL TO AMEND 1998 EMPLOYEE STOCK PURCHASE PLAN................21

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS......23

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING.......23

TRANSACTION OF OTHER BUSINESS......................................24

                          APPLIED DIGITAL ACCESS, INC.
                               9855 SCRANTON ROAD
                           SAN DIEGO, CALIFORNIA 92121


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS



     The accompanying proxy is solicited by the Board of Directors of Applied Digital Access, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held May 12, 1999, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is April 12, 1999, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                               GENERAL INFORMATION

     ANNUAL REPORT. An annual report on Form 10-K for the fiscal year ended December 31, 1998, is enclosed with this Proxy Statement.

     VOTING SECURITIES. Only stockholders of record as of the close of business on April 2, 1999, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 12,943,324 shares of Common Stock of the Company, par value $0.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's by-laws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

     SOLICITATION OF PROXIES. The cost of soliciting proxies will be borne by the Company. The Company will solicit stockholders by mail through its regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company also may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation. In addition, the Company has engaged the services of Corporate Investor Communications, Inc. ("CIC"), a proxy solicitation firm. The Company will pay a fee for such services, which it reasonably expects to be no more than $5,000, and will reimburse out-of-pocket expenses of CIC.

     VOTING OF PROXIES. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the director-nominees and the proposals. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. The following table sets forth certain information, as of February 28, 1999, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.

                                                                                                  SHARES OWNED (1)
                                                                                      -----------------------------------------
NAME AND ADDRESS OF                                                                        NUMBER              PERCENTAGE OF
BENEFICIAL OWNERS                                                                        OF SHARES               CLASS (2)
----------------------------------------------------------------------------------    -----------------       ----------------
Kopp Investment Advisors, Inc. (3)..............................................             2,106,940                16.3%
  7701 France Avenue South, Suite 500
  Edina, MN 55435
State of Wisconsin Investment Board (4).........................................             1,209,800                 9.4%
  P.O. Box 7842
  Madison, WI 53707
Brown Investment Advisory & Trust Company (5)..................................                952,773                 7.4%
  19 South Street
  Baltimore, MD 21202
Merrill Lynch & Co., Inc. (6)..................................................                920,500                 7.1%
  World Financial Center, North Tower
  250 Vesey Street
  New York, NY 10381
Gary D. Cuccio ................................................................                     --                  --
John F. Malone (7).............................................................                 10,000                   *
Kenneth E. Olson (8)...........................................................                 28,750                   *
Christopher B. Paisley (9)......................................................                24,562                   *
Peter P. Savage (10) ...........................................................               341,761                 2.6%
Donald L. Strohmeyer (11).......................................................                10,000                   *
Paul R. Hartmann (12)...........................................................               101,788                   *
Wayne M. Lettiere (13)..........................................................                91,530                   *
Steven F.X. Murphy (14).........................................................                22,920                   *
Donald J. O'Connor .............................................................                 5,719                   *
Executive Officers and Directors as a group (12 persons) (15)...................               708,527                 5.3%

---------------
(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.
(2) Calculated on the basis of 12,918,599 shares of Common Stock outstanding, except that shares of Common Stock underlying options exercisable within 60 days of February 28, 1999 are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holders of such options.
(3) Based on an amendment to Schedule 13G filed with the Securities and Exchange Commission ("SEC") on January 28, 1999 by Kopp Investment Advisors, Inc. ("KIA"), Kopp Holding Company ("KHC") and LeRoy C. Kopp ("Kopp"). KIA is wholly owned by KHC which is wholly owned by Kopp. Includes 300,000 shares as to which Kopp has sole voting and dispositive power. Also includes 1,696,940 shares as to which KIA has shared dispositive power and 110,000 shares as to which it has sole dispositive power. Of these shares, KIA has sole voting power with respect to 357,500 shares.
(4) Based on an amendment to Schedule 13G filed with the SEC on February 2, 1999, by State of Wisconsin Investment Board ("SWIB"). SWIB has the sole power to vote and dispose of all 1,209,800 shares.

(5) Based on a Schedule 13G filed with the SEC on February 17, 1999, by Brown Investment Advisory & Trust Company ("BIATC") and its wholly owned subsidiary, Brown Advisory Incorporated ("BAI"). BIATC has sole power to dispose of 279,663 shares and to vote 246,963 shares. BAI has sole power to vote and dispose of 673,110 shares.
(6) Based on a Schedule 13G filed with the SEC on February 3, 1999, by Merrill Lynch & Co., Inc. ("ML&Co."). ML&Co. is a holding company that has shared power to vote and dispose of 920,500 shares held by its subsidiaries, Merrill Lynch Asset Management, L.P. and Fund Asset Management, L.P. ML& Co. disclaims beneficial ownership of such shares.
(7) Represents 10,000 shares subject to stock options exercisable within sixty days of February 28, 1999.
(8) Includes 18,750 shares subject to stock options exercisable within sixty days of February 28, 1999.
(9) Includes 24,562 shares subject to stock options exercisable within sixty days of February 28, 1999.
(10) Includes 248,428 shares subject to stock options exercisable within sixty days of February 28, 1999.
(11) Includes 10,000 shares subject to stock options exercisable within sixty days of February 28, 1999.
(12) Includes 47,142 shares subject to stock options exercisable within sixty days of February 28, 1999.
(13) Includes 26,857 shares subject to stock options exercisable within sixty days of February 28, 1999.
(14) Includes 19,426 shares subject to stock options exercisable within sixty days of February 28, 1999.
(15) Includes 415,292 shares subject to stock options exercisable within sixty days of February 28, 1999.

     DIRECTOR NOMINEES. The table below sets forth the Company's directors, who are also the nominees to be elected at this meeting, and certain information, as of February 28, 1999, with respect to age and background.

                            POSITION                                             DIRECTOR
NAME                        WITH THE COMPANY                     AGE              SINCE
--------------------------  -------------------------------    ---------    -------------------
Gary D. Cuccio              Director                              52               1999

John F. Malone              Director                              51               1998

Kenneth E. Olson            Director                              62               1996

Christopher B. Paisley      Director                              46               1996

Peter P. Savage             Chairman of the Board                 57               1990

Donald L. Strohmeyer        Director and President and CEO        63               1999

     Mr. Cuccio has served as a director of the Company since March 1999. Since July 1998, Mr. Cuccio has been the President of Airtouch Paging, the paging operations business unit of Airtouch Communications, Inc. ("ATI"), a wireless communications company. Prior to joining Airtouch Paging, Mr. Cuccio served as Chief Operating Officer of Omnipoint Communications, Inc., a wireless personal communications services company from September 1996 to July 1998. Prior to that, Mr. Cuccio served as Vice President of International Operations for Europe and Asia for ATI from May 1995 to September 1996 and as Chief Operations Officer for Belgacom Mobile, a wireless communications subsidiary of ATI from April 1994 to May 1995. Prior to that Mr. Cuccio held various senior management positions in sales, marketing, and operations for Pacific Bell, a telecommunications company that merged with Southwestern Bell Communications, Inc. in 1998. Mr. Cuccio also serves as a director of Airtouch Paging - Canada, a subsidiary of ATI and two privately held telecommunications companies.

     Mr. Malone has served as a director of the Company since September 1998. Mr. Malone has been President and Chief Executive Officer of Eastern Management Group, a management consulting firm, since April 1979. Prior to founding Eastern Management Group, Mr. Malone held various sales and marketing positions with AT&T. Mr. Malone is also a director of a privately held company.

     Mr. Olson has served as a director of the Company since December 1996. Mr. Olson served as Chairman of the Board of Proxima Corporation, a manufacturer of multimedia projection products, from July 1983 through June 1998 and as its President and Chief Executive Officer from March 1997 through June 1998 and from April 1995 through February 1996 and as Chief Executive Officer from December 1990 through April 1995. Mr. Olson also currently serves as a director of AVANIR Pharmaceuticals.

     Mr. Paisley has served as a director of the Company since March 1996. Since August 1996, Mr. Paisley has been the Senior Vice President, Finance and Chief Financial Officer of 3Com Corporation, a global data networking company. Prior to becoming Senior Vice President, Finance of 3Com Corporation, from September 1985 through July 1996 Mr. Paisley was Vice President, Finance and Chief Financial Officer of 3Com Corporation.

     Mr. Savage has served as Chairman of the Board of the Company since February 1999, and prior to that served as its President, Chief Executive Officer and as a director since November 1990. Prior to joining the Company, Mr. Savage served as President and Chief Operating Officer of Xylogics, Inc., a manufacturer of storage and communications controllers, from February 1989 through May 1990, and as Vice President, Engineering of Xylogics from September 1987 through January 1989. Prior to that, Mr. Savage served as President and Chief Operating Officer of Alliance Telecommunications Corp. Commterm Division, a manufacturer of voice messaging systems, from August 1986 through March 1987 and as Vice President, Engineering from February 1985 through July 1986. Mr. Savage previously held a number of technical and management positions with the telecommunications companies, Infinet, Plantronics and Bell Telephone Laboratories.

     Mr. Strohmeyer has served as the President and Chief Executive Officer and as a director of the Company since February 1999. Mr. Strohmeyer spent his career with BellSouth Telecommunications, Inc. ("BST") where he held the positions of Vice President, Network Operations from January 1997 through March 1998, Vice President Network Operations, South from October 1994 to January 1997, and Vice President, Network Operations, North from October 1990 to October 1994. Prior to that, Mr. Strohmeyer held various senior management positions in marketing and network operations for BST.

     During the fiscal year ended December 31, 1998, the Board held eight (8) meetings. Each director serving on the Board in fiscal year 1998 attended at least 75% the meetings of the Board and the Committees on which he served.

     The Company does not have a standing Nominating Committee, but does have an Audit Committee and a Compensation Committee.

     The Audit Committee's function is to review with the Company's independent accountants and management the annual financial statements and independent accountants' opinion, review the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services performed by the independent accountants and related fees, recommend the retention of the independent accountants to the Board and periodically review the Company's accounting policies and internal accounting and financial controls. The members of the Audit Committee are Christopher B. Paisley and John F. Malone. During the fiscal year ended December 31, 1998, the Audit Committee held one (1) meeting.

     The Compensation Committee's function is to review and approve salary and bonus levels and stock option grants for executive officers and key employees. The members of the Compensation Committee are Kenneth E. Olson and Christopher
B. Paisley. During the fiscal year ended December 31, 1998, the Compensation Committee held four (4) meetings. For additional information concerning the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION."

     EXECUTIVE OFFICERS. The following executive officers of the Company held the following positions as of February 28, 1999:

NAME                          POSITION HELD WITH THE COMPANY                           AGE
-------------------------     -----------------------------------------------------   -------
Donald L. Strohmeyer          President, Chief Executive Officer and Director           63
Peter P. Savage               Chairman of the Board                                     57
Paul R. Hartmann              Vice President, Systems Engineering                       56
James L. Keefe                Vice President, Finance and Administration, Chief
                                 Financial Officer and Secretary                        38
Wayne M. Lettiere             Vice President, Operations                                59
Donald J. O'Connor            Vice President, Network Systems                           44
Kevin T. Pope                 Vice President, Development Engineering                   41


     Messrs. Strohmeyer and Savage are being considered for re-election to the position of director of the Company. See "Director Nominees" for a discussion of Messrs. Strohmeyer's and Savage's business experience.

     Mr. Hartmann has served as Vice President, Systems Engineering of the Company since July 1988. Prior to joining the Company, Mr. Hartmann served as Director of Advanced Technology and as Director of Transmission Systems Technology for the Rockwell Communications Systems Division of Rockwell International, a manufacturer of telecommunications transmissions equipment, from September 1984 through July 1988.

     Mr. Keefe has served as Vice President, Finance and Administration, Chief Financial Officer and Secretary of the Company since May 1996 and previously served as Controller of the Company from December 1993 to May 1996 and as Accounting Manager of the Company from March 1992 to December 1993. Prior to joining the Company, Mr. Keefe served as Accounting Manager of U.S. Fiberline Communications, Inc., a privately-held telecommunications service provider, from January 1990 to October 1991 and as Accounting Manager for Scientific Computer Systems, Inc., a computer manufacturer, from February 1987 through December 1989. Prior to that, Mr. Keefe held financial accounting positions with Honeywell, Inc. and Coopers & Lybrand, L.L.P.

     Mr. Lettiere has served as Vice President, Operations of the Company since July 1991. Prior to joining the Company, Mr. Lettiere served as Vice President, Operations of Digital Communication Associates (and its successor corporations), a manufacturer of telecommunications products, from April 1984 through July 1991.

     Mr. O'Connor has served as Vice President, Customer Support since May 1995. Prior to joining the Company, Mr. O'Connor was with NYNEX Corporation for 14 years where he served as Managing Director, Service Delivery from February 1995 through May 1995, as Director of Operations, Business Customer Service Center from June 1994 through February 1995, as Director of Operations, Inter-exchange Carrier Services from March 1992 through June 1994 and as Director of Operations, Digital Center from August 1990 to March 1992.

     Mr. Pope has served as Vice President, Development Engineering since April 1995. Mr. Pope joined the Company in June 1988. Mr. Pope served as Senior Director of Development Engineering from December 1994 through March 1995, as Director of Hardware Development from July 1993 through December 1994 and as Manager of Circuit Design from April 1990 through July 1993. Prior to joining the Company, Mr. Pope served as Senior Project Engineer for ASEA HAFO Inc., an integrated circuit design company, from February 1986 through June 1988 and prior to that was a member of the Technical Staff for Bell Laboratories.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information for the fiscal years ended December 31, 1998, 1997 and 1996 concerning the compensation of the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company as of December 31, 1998, whose total salary and bonus for the year ended December 31, 1998, exceeded $100,000.

                                           SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM
                                                                                              COMPENSATION
                                                        ANNUAL COMPENSATION                      AWARDS
                                           -----------------------------------------------    -------------
                                                                             OTHER ANNUAL      SECURITIES
                                                                             COMPENSATION       UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR          SALARY           BONUS (1)            (2)            OPTIONS          COMPENSATION
----------------------------  ----         --------          --------        -------------     -------------      ------------
Peter P. Savage (3)           1998         $200,000                --             --            139,000 (4)         $5,640 (5)
       President and          1997         $200,000           $50,000             --                 --             $4,138 (5)
       Chief Executive        1996         $175,000           $17,500             --                 --             $5,477 (5)
       Officer

Paul R. Hartmann              1998         $140,500                --             --             74,000 (6)             --
    Vice President,           1997         $140,500           $27,234             --                 --                 --
    Systems Engineering       1996         $134,500           $19,504             --                 --                 --

Wayne M. Lettiere             1998         $126,000                --             --             52,000 (7)             --
    Vice President,           1997         $126,000           $25,746             --                 --                 --
    Operations                1996         $120,000           $18,211             --                 --                 --

Steven F.X. Murphy (8)        1998         $212,592                --        $35,812 (9)         85,000 (10)            --
    Vice President,           1997         $113,077           $37,494        $27,182 (9)             --                 --
    Sales and Marketing       1996               --                --             --                 --                 --

Donald J. O'Connor            1998         $133,000                --             --             94,000 (12)            --
    Vice President,           1997         $133,000           $34,678             --                 --                 --
    Customer Support          1996         $125,000           $17,500        $23,062 (11)            --                 --

------------------

(1) Amounts paid pursuant to a Management Team Incentive Compensation Plan approved by the Company's Compensation Committee. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION."
(2) "Other Annual Compensation" includes only amounts totaling more than the lesser of either $50,000 or 10% of the reported salary and bonus for the years covered.
(3) On February 20, 1999, Mr. Savage was appointed to the position of Chairman of the Board of the Company, and resigned from the positions of President and Chief Executive Officer.
(4) Represents an option grant for 35,000 shares originally granted in August 1994 which was canceled and regranted in June 1995 and then cancelled and regranted in November 1998; an option grant for 30,000 shares originally granted in November 1995 which was canceled and regranted in November 1998; an option grant for 50,000 shares originally granted in February 1997 which was canceled and regranted in November 1998; and an option grant for 24,000 shares originally granted in January 1998 which was canceled and regranted in November 1998. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION--Report on 1998 Cancellation and Regrant of Options" and "TEN YEAR OPTION REPRICINGS."
(5) Amounts paid in connection with reimbursement of premiums on life insurance and disability insurance policies for Mr. Savage in accordance with his employment agreement.

(6) Represents an option grant for 20,000 shares originally granted in August 1994 which was canceled and regranted in June 1995 and then cancelled and regranted in November 1998; an option grant for 20,000 shares originally granted in November 1995 which was canceled and regranted in November 1998; an option grant for 20,000 shares originally granted in February 1997 which was canceled and regranted in November 1998; and an option grant for 14,000 shares originally granted in January 1998 which was canceled and regranted in November 1998. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION--Report on 1998 Cancellation and Regrant of Options" and "TEN YEAR OPTION REPRICINGS."
(7) Represents an option grant for 15,000 shares originally granted in August 1994 which was canceled and regranted in June 1995 and then cancelled and regranted in November 1998; an option grant for 15,000 shares originally granted in November 1995 which was canceled and regranted in November 1998; an option grant for 10,000 shares originally granted in February 1997 which was canceled and regranted in November 1998; and an option grant for 12,000 shares originally granted in January 1998 which was canceled and regranted in November 1998. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION--Report on 1998 Cancellation and Regrant of Options" and "TEN YEAR OPTION REPRICINGS."
(8) Mr. Murphy became an employee of the Company in March 1997. On January 25, 1999, Mr. Murphy resigned from his position of Vice President, Sales and Marketing with the Company.
(9) Amounts paid in connection with the reimbursement of relocation expenses and related tax liability pursuant to Mr. Murphy's employment arrangement.
(10) Represents an option grant for 75,000 shares originally granted in April 1997 which was canceled and regranted in November 1998; and an option grant for 10,000 shares originally granted in January 1998 which was canceled and regranted in November 1998. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION--Report on 1998 Cancellation and Regrant of Options" and "TEN YEAR OPTION REPRICINGS."
(11) Amounts paid in connection with the reimbursement of relocation expenses and related tax liability pursuant to Mr. O'Connor's employment arrangement.
(12) Represents an option grant for 50,000 shares originally granted in June 1995 which was canceled and regranted in November 1998; an option grant for 25,000 shares originally granted in February 1997 which was canceled and regranted in November 1998; and an option grant for 19,000 shares originally granted in January 1998 which was canceled and regranted in November 1998. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION--Report on 1998 Cancellation and Regrant of Options" and "TEN YEAR OPTION REPRICINGS."

     The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended December 31, 1998, to the persons named in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                              ---------------------------------------------------------------  POTENTIAL REALIZABLE VALUE
                                 NUMBER OF        % OF TOTAL                                   AT ASSUMED ANNUAL RATES OF
                                 SECURITIES         OPTIONS                                     STOCK PRICE APPRECIATION
                                 UNDERLYING       GRANTED TO       EXERCISE                        FOR OPTION TERM (1)
                                  OPTIONS        EMPLOYEES IN     PRICE PER     EXPIRATION      -------------------------
           NAME                 GRANTED (2)     FISCAL YEAR (3)    SHARE (4)        DATE           5%           10%
  -----------------------      -------------    --------------   -----------    ----------      ---------     -------
Peter P. Savage (5)             139,000 (7)(8)        4.6%          $2.75         11/06/08      $240,395        $609,208

Paul R. Hartmann                 74,000 (7)(9)        2.5%          $2.75         11/06/08      $127,980        $324,327

Wayne M. Lettiere                52,000 (7)(10)       1.7%          $2.75         11/06/08      $ 89,932        $227,905

Steven F. X. Murphy (6)          85,000 (7)(11)       2.8%          $2.75         11/06/08      $147,004        $372,537

Donald J. O'Connor               94,000 (7)(12)       3.1%          $2.75         11/06/08      $162,569        $411,982

-----------------

(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the SEC's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.
(2) Options granted in fiscal 1998 under the Company's 1994 Stock Option/Stock Issuance Plan (the "1994 Option Plan") generally vest and become exercisable over a four year period at the rate of 1/48 per month for each full month of the optionee's continuous employment with the Company. Under the 1994 Option Plan, the Board retains discretion to modify the terms, including the price, of outstanding options. The shares subject to each option will immediately vest in the event the Company is acquired by a merger or asset sale unless the option is assumed by the successor entity. See "--Severance and Change of Control Arrangements", "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION--Report on 1998 Cancellation and Regrant of Options" and "TEN YEAR OPTION REPRICINGS."
(3) Based upon options granted to purchase an aggregate of 2,990,941 shares of Common Stock of which approximately 2,304,133 represent regranted options subject to the Company's Option Cancellation/Regrant Program in October and November 1998. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION--Report on 1998 Cancellation and Regrant of Options" and "TEN YEAR OPTION REPRICINGS."
(4) All options listed were granted at market value on the date of grant, based on the closing selling price of the Company's Common Stock on such date.
(5) On February 20, 1999, Mr. Savage was appointed to the position of Chairman of the Board of the Company and resigned from the positions of President and Chief Executive Officer.
(6) On January 25, 1999, Mr. Murphy resigned from his position of Vice President, Sales and Marketing with the Company.
(7) In September 1998 and November 1998, as a result of a broad decline in the fair market value of the Company's Common Stock, the Compensation Committee determined that it was in the best interests of the Company to offer to all current employees who were option holders, including executive officers, whom the Committee considered separately, the opportunity to have outstanding options with an exercise price above the then current market price cancelled in exchange for new options with an exercise price equal to the then current fair market value. For details concerning the cancellation and regrant of options, see "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION--Report on 1998 Cancellation and Regrant of Options" and "TEN YEAR OPTION REPRICINGS."
(8) Includes an option grant for 35,000 shares originally granted in August 1994 which was canceled and regranted in June 1995 and then cancelled and regranted in November 1998; an option grant for 30,000 shares originally granted in November 1995 which was canceled and regranted in November 1998; an option grant for 50,000 shares originally granted in February 1997 which was canceled and regranted in November 1998; and an option grant for 24,000 shares originally granted in January 1998 which was canceled and regranted in November 1998.
(9) Includes an option grant for 20,000 shares originally granted in August 1994 which was canceled and regranted in June 1995 and then cancelled and regranted in November 1998; an option grant for 20,000 shares originally granted in November 1995 which was canceled and regranted in November 1998; an option grant for 20,000 shares originally granted in February 1997 which was canceled and regranted in November 1998; and an option grant for 14,000 shares originally granted in January 1998 which was canceled and regranted in November 1998.
(10) Includes an option grant for 15,000 shares originally granted in August 1994 which was canceled and regranted in June 1995 and then cancelled and regranted in November 1998; an option grant for 15,000 shares originally granted in November 1995 which was canceled and regranted in November 1998; an option grant for 10,000 shares originally granted in February 1997 which was canceled and regranted in November 1998; and an option grant for 12,000 shares originally granted in January 1998 which was canceled and regranted in November 1998.
(11) Includes an option grant for 75,000 shares originally granted in April 1997 which was canceled and regranted in November 1998, and an option grant for 10,000 shares originally granted in January 1998 which was canceled and regranted in November 1998.
(12) Includes an option grant for 50,000 shares originally granted in June 1995 which was canceled and regranted in November 1998; an option grant for 25,000 shares originally granted in February 1997 which was canceled and regranted in November 1998; and an option grant for 19,000 shares originally granted in January 1998 which was canceled and regranted in November 1998.

     The following table provides the specified information concerning unexercised options held as of December 31, 1998, by the persons named in the Summary Compensation Table.

                      AGGREGATED OPTION EXERCISES
                      AND FISCAL YEAR-END VALUES

                                                                NUMBER OF SECURITIES                    VALUE OF UNEXERCISED
                             SHARES                            UNDERLYING UNEXERCISED                       IN-THE-MONEY
                            ACQUIRED                            OPTIONS AT 12/31/98                   OPTIONS AT 12/31/98(1)
                               ON          VALUE        --------------------------------       ---------------------------------
       NAME                EXERCISE      REALIZED       EXERCISABLE(2)     UNEXERCISABLE       EXERCISABLE(2)      UNEXERCISABLE
------------------------   --------      --------       --------------     -------------       --------------      -------------
Peter P. Savage (3)             --            --              248,428           139,000            $598,935                  --
Paul R. Hartmann             3,407            --               47,142            74,000            $103,948                  --
Wayne M. Lettiere           10,000       $60,800               26,857            52,000             $59,220                  --
Steven F.X. Murphy (4)          --            --                   --            85,000                  --                  --
Donald J. O'Connor              --            --                   --            94,000                  --                  --

------------------------------

(1) Based on a fair market value of $2.63, the closing price of the Common Stock on December 31, 1998, as reported by the Nasdaq National Market. Does not include options that had an exercise price greater than $2.63.
(2) Under the 1994 Option Plan, stock options generally vest and become exercisable over a period of four years.
(3) On February 20, 1999, Mr. Savage was appointed to the position of Chairman of the Board of the Company and resigned from the positions of President and Chief Executive Officer.
(4) On January 25, 1999, Mr. Murphy resigned from his position of Vice President, Sales and Marketing with the Company.

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

     In November 1998, the Company entered into certain retention agreements ("agreements") with its chief executive officer and executive officers ("Executives") relating to a change in control of the Company. Under the agreements, the termination of an Executive's employment without cause or for "good reason", as defined in the agreement, within twelve months following a change in control of the Company would be deemed a covered termination. A covered termination provides for the continuation of an Executive's base salary for a period of eighteen months for the chief executive officer and twelve months for the executive officers. The Executive will be deemed a consultant of the Company during these periods ("Consulting Periods"). The Executive's then outstanding stock options will continue vesting and employee benefits will continue to be provided by the Company during the Consulting Period.

     In February 1999, the Company entered into an employment arrangement with Donald L. Strohmeyer, the Company's President and Chief Executive Officer. If Mr. Strohmeyer is terminated without cause, the Company has agreed to pay him his monthly base salary for a period of twelve months after his termination. In addition, during such twelve month period, Mr. Strohmeyer will continue to vest in any outstanding stock options still subject to vesting. The arrangement does not have an expiration date and is operative during Mr. Strohmeyer's employment by the Company.

     In November 1990, the Company entered into an employment arrangement with Peter P. Savage, the Company's Chairman of the Board. If Mr. Savage is terminated without cause, the Company has agreed to pay him his monthly base salary for a period of six months after his termination or until he commences employment with another company. In addition, he will be entitled to his pro rata share of any guaranteed bonus or profit sharing plan in which he participated (for the portion of the year that he was employed by the Company). During the severance term, Mr. Savage would continue to be treated as a Company employee for purposes of all Company-provided employee benefits (other than for purposes of stock option vesting and vacation eligibility). The arrangement does not have an expiration date and is operative during Mr. Savage's employment by the Company.

     In January 1999, the Company entered into a separation agreement with Steven F.X. Murphy, the Company's former Vice President, Sales and Marketing. Under the separation agreement, Mr. Murphy will receive severance totaling $100,000, paid in six equal monthly installments ending in June 1999.

     In June 1988, the Company entered into an employment arrangement with Paul
R. Hartmann, the Company's Vice President, Systems Engineering. If Mr. Hartmann is terminated without cause, the Company has agreed to pay him his monthly base salary for a period of six months after the termination or until he commences employment with another company. The arrangement does not have an expiration date and is operative during Mr. Hartmann's employment by the Company.

     In May 1995, the Company entered into an employment arrangement with Donald
J. O'Connor, the Company's Vice President, Customer Support. If Mr. O'Connor is terminated involuntarily, the Company has agreed to pay him a severance payment equal to three months of his monthly base salary upon such termination. The arrangement does not have an expiration date and is operative during Mr. O'Connor's employment by the Company.

     Pursuant to the 1994 Option Plan, in the event the Company is acquired, whether by merger or asset sale, each outstanding option which is not to be assumed by the successor corporation or replaced with a comparable option to purchase the capital stock of the successor corporation will automatically accelerate vesting in full, and all unvested shares will automatically vest, except to the extent such accelerated vesting is precluded by the terms of the agreements evidencing those unvested shares.

     The 1994 Option Plan also provides for the automatic acceleration of vesting with respect to outstanding options or shares upon the following change in control events: (i) the acquisition of more than 50% of the Company's voting stock by hostile tender offer or (ii) a change in the composition of the Board of Directors effected through one or more contested Board elections, except that the Compensation Committee may at the time of a discretionary option grant or stock issuance, provide that no such acceleration shall occur.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive annual compensation totaling $10,000 for serving on the Company's Board of Directors. In addition, members of the Audit and Compensation Committees receive payments of $500 for each committee meeting they attend which is not held in conjunction with a meeting of the Board of Directors. Also, the Company reimburses non-employee directors for reasonable travel expenses incurred in attending Board of Directors' meetings. Non-employee directors are eligible to participate in the automatic option grant program whereby, upon election or re-election, each director receives a non-qualified stock option for shares of the Company's Common Stock. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last fiscal year, executive compensation was administered by the Compensation Committee comprised of two non-employee directors of the Company, Kenneth E. Olson and Christopher B. Paisley. Mr. Savage, the Company's President and Chief Executive Officer during the last fiscal year, participated in the deliberations of the Compensation Committee regarding executive stock options and compensation that occurred during 1998, but did not take part in the deliberations regarding his own stock options or compensation. Mr. Savage's participation in the deliberations of the Compensation Committee included providing information on the performance of people who work at the Company and advisory recommendations regarding appropriate levels of compensation for the Company's officers.

CERTAIN TRANSACTIONS

     Donald L. Strohmeyer, the President and Chief Executive Officer and a director of the Company, entered into an employment arrangement with the Company in February 1999. See "--Severance and Change of Control Arrangements."

     Steven F.X. Murphy, the Company's former Vice President, Sales and Marketing, entered into a separation agreement with the Company in January 1999. See "--Severance and Change of Control Arrangements."

     Peter P. Savage, the Chairman of the Board of Directors of the Company, entered into an employment arrangement with the Company in November 1990. See "--Severance and Change of Control Arrangements."

     Paul R. Hartmann, the Vice President, Systems Engineering of the Company, entered into an employment arrangement with the Company in June 1988. See "--Severance and Change of Control Arrangements."

     Donald J. O'Connor, the Vice President, Customer Support of the Company, entered into an employment arrangement with the Company in May 1995. See "--Severance and Change of Control Arrangements."

     Officers and directors of the Company are indemnified pursuant to certain provisions of the Delaware General Corporation Law, the Company's charter documents and indemnity agreements, to the fullest extent permitted under Delaware law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with and filed in a timely manner.

CHANGES TO BENEFIT PLANS

     1998 EMPLOYEE STOCK PURCHASE PLAN. The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to the 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan") to increase the maximum number of shares that may be issued thereunder by 300,000 shares. See "PROPOSAL TO AMEND 1998 EMPLOYEE STOCK PURCHASE PLAN." Currently, no purchases have been made by any employee conditioned upon stockholder approval of the increase in the share reserve of the 1998 Purchase Plan. Non-employee directors are not eligible to participate in the 1998 Purchase Plan.

     NEW PLAN BENEFITS. The benefits to be received by executive officers and employees under the 1998 Purchase Plan are not currently determinable. Under the 1998 Purchase Plan, the purchase price of all of shares to be purchased will not be determined until the date such shares are purchased. Accordingly, the following table sets forth issuances of stock made under the 1998 Purchase Plan for the fiscal year ended December 31, 1998 to (i) the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as of December 31, 1998; (ii) all current executive officers as a group; and (iii) all employees, including all current officers who are not executive officers, as a group.

                                NEW PLAN BENEFITS

                                                  1998 PURCHASE PLAN (1)
                                        ---------------------------------------
                                             WEIGHTED
                                             AVERAGE
NAME AND POSITION                         PURCHASE PRICE        NO. OF SHARES
------------------------------------    -------------------    ----------------
Peter P. Savage                                  $3.48              4,353
  President, Chief Executive
  Officer, Director (2)

Paul R. Hartmann                                 $3.52              4,341
  Vice President, Systems
  Engineering

Wayne M. Lettiere                                   --                 --
  Vice President, Operations

Steven F.X. Murphy                               $2.91              2,802
  Vice President, Sales and
  Marketing (3)

Donald J. O'Connor                               $3.58              2,444
  Vice President, Network Systems

Executive Group                                  $3.39             19,842
  (7 persons)

Non-Executive Officer Employee                   $3.03            150,541
  Group

-----------------

(1) Only employees are eligible to participate in the 1998 Purchase Plan. Amounts in this column are based on actual purchases made pursuant to the 1998 Purchase Plan.
(2) On February 20, 1999, Mr. Savage was appointed to the position of Chairman of the Board of the Company and resigned from the positions of President and Chief Executive Officer.
(3) On January 25, 1999, Mr. Murphy resigned from his position of Vice President, Sales and Marketing with the Company.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

     In fiscal 1998, the Compensation Committee of the Board of Directors was comprised of Kenneth E. Olson and Christopher B. Paisley. The Compensation Committee was responsible for setting and administering the policies governing annual compensation of the executive officers of the Company. These policies are based upon the philosophy that the Company's long term success in its marketplace is best achieved through (i) recruitment and retention of the best people in the industry and (ii) providing compensation that focuses executive officer efforts on maximizing both short and long term financial performance of the Company. The Compensation Committee applied this philosophy in determining compensation for the Company's executive officers in four areas: salary, annual incentive programs, long term incentive compensation and benefits.

     Each executive officer's aggregate compensation is designed to provide a cumulative level of compensation roughly equivalent to the median paid by comparably sized companies in similar industries and geographic locations. In determining executive officers' compensation, the Compensation Committee considers information contained in surveys such as the American Electronics Association ("AEA") Executive Compensation Survey, the Radford Executive Compensation survey, and various surveys published by venture capital firms. In recent years, these surveys have experienced year to year increases of approximately 5% each year.

     In 1998, there were no compensation adjustments for the executive officers.

SALARY

     The Company attempts to offer salaries to its executive officers which are generally targeted near the median for similar positions in comparably sized companies in the Company's industry and geographic location. The Company's Chief Executive Officer evaluates the performance of all other executive officers, and recommends salary adjustments which are subject to review by the Compensation Committee. In addition to considering the results of performance evaluations and information concerning competitive salaries, the Compensation Committee and the Chief Executive Officer place weight on the financial condition of the Company and the competitive employment situation in the Company's industry and geographic area in considering salary adjustments.

     The Company's Chief Executive Officer did not recommend any salary adjustments for the Company's other executive officers in fiscal 1998.

ANNUAL INCENTIVE COMPENSATION

     The Company seeks to provide additional incentives to executives who make contributions of outstanding value to the Company. For this reason, the Compensation Committee awards incentive compensation which can comprise a substantial portion of the total compensation of executive officers when earned and paid. Incentive compensation may be paid to executives pursuant to three plans: the Management Team Incentive Compensation Plan, the Sales Management Incentive Compensation Plan and the Gain Sharing Plan. The Compensation Committee attempts to structure these plans so that if the maximum amount available under these plans is earned by an executive officer, his total cash compensation for the year will be slightly above the median paid to executive officers in similar positions at comparably sized companies in similar industries and geographic locations.

     MANAGEMENT TEAM INCENTIVE COMPENSATION PLAN. Potential compensation paid under this plan is set as a significant percent of each officer's base salary. The total incentive compensation which could be awarded under this plan if all performance targets and individual objectives were achieved comprised up to 40% of base salary for executive officers, (other than the Chief Executive Officer). If performance targets were exceeded, up to 50% of base salary could be awarded to such officers under this plan. The incentive compensation under this plan is based on the financial performance of the Company and each business unit, quantitative departmental goals and the executive officer's personal performance. Each executive officer (other than those who participate in the Sales Management Incentive Compensation Plan, as described below) earns incentive compensation based upon some or all of these areas of performance. The Company and business unit targets are based upon attaining certain bookings, revenue and operating profit goals set by the Board of Directors in consultation with the Chief Executive Officer. Departmental performance is measured by appropriate metrics, such as on-time completion of key projects, level of quality, and inventory levels. Compensation for personal performance under this plan is awarded by the Compensation Committee based upon its objective and subjective evaluation of the performance of each officer.

     Company and business unit performance bonuses are weighted so that proportionately higher awards are received when the Company's performance exceeds targets and proportionately smaller or no awards are made when the Company does not meet targets. No incentive compensation is paid for Company or business unit performance unless minimum Company and business unit financial goals are achieved during the fiscal year.

     In 1998, no compensation was earned by officers under the Management Team Incentive Compensation Plan.

     The Compensation Committee reviews and adjusts the Management Team Incentive Compensation Plan annually.

     SALES MANAGEMENT INCENTIVE COMPENSATION PLAN. One executive officer of the Company participated in the Company's Sales Management Incentive Compensation Plan in 1998. Participation in this plan is in lieu of participation in the Management Team Incentive Compensation Plan. The total incentive compensation which could be awarded under this plan if all performance targets were achieved comprised up to 67% of base salary for the executive officer. If performance targets were exceeded, up to 100% of base salary could be awarded to the officer under this plan. Incentive compensation is paid under this plan as a percentage of bookings and revenue, to the extent that bookings and revenue exceed 80% of the target goals set by the Board of Directors. In addition, the executive officer could earn up to 17% of base salary based upon personal performance. In 1998, compensation earned by the officer who participated in the Sales Management Incentive Compensation Plan was 25% of the officer's base salary.

     GAIN SHARING PLAN. Under this plan, eligible employees (including the Company's executive officers) may receive quarterly payments based on the Company's financial results exceeding certain levels. Officers are only eligible to participate after all other employees have received an annual allocation of $3,000 per person. No amounts were earned under the Gain Sharing Plan in 1998.

LONG TERM INCENTIVE COMPENSATION

     The Compensation Committee believes that long term incentive compensation through employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders, and therefore, the Compensation Committee makes periodic grants of stock options under the Company's option plans. Such options are granted at the prevailing market price, and will only have value if the Company's stock price increases over the exercise price. Therefore, the Compensation Committee believes that stock options serve to align the interest of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock performance. In addition, stock options vest over time to provide financial incentive for the executive officers to remain with the Company.

     In fiscal 1998, the Compensation Committee granted additional options to executive officers, after consideration of recommendations from the Chief Executive Officer. Option grants were based upon relative position and responsibilities of each executive officer, historical and expected contributions of each executive officer to the Company, and previous option grants to such executive officers. Options were granted with a goal to provide equity compensation for the Company's executive officers that is competitive with equity compensation provided to executive officers with similar positions in comparably sized companies in similar industries and geographic locations. All options granted in fiscal 1998 to executive officers in their capacities as such were granted under the 1994 Option Plan. Generally, option grants under the 1994 Option Plan vest and become exercisable over four years. Option grants for fiscal 1998 are set forth in the tables entitled "OPTION GRANTS IN LAST FISCAL YEAR" in the section entitled "EXECUTIVE COMPENSATION AND OTHER MATTERS" and "TEN YEAR OPTION REPRICINGS."

OTHER BENEFITS

     The Company's executive officers participate in benefits programs available generally to all employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of the Chief Executive Officer is based upon the same criteria outlined above for the other executive officers of the Company. While the CEO makes recommendations about the compensation levels, goals and performance of the other executive officers, he does not participate in discussions regarding his compensation or performance.

     The Compensation Committee did not adjust Mr. Savage's salary in 1998. Mr. Savage's compensation under the Management Team Incentive Compensation Plan was based upon the Company achieving financial performance goals. In 1998, Mr. Savage could have received 50% of his base salary under the Management Team Incentive Compensation Plan if the Company had met all of its performance targets and up to 70% if those targets were exceeded by 10% or more. No incentive compensation was earned by Mr. Savage in 1998. Mr. Savage received additional option grants under the 1994 Option Plan to purchase 139,000 shares which included an option grant for 35,000 shares granted in June 1995 which was canceled and regranted in November 1998; an option grant for 30,000 shares originally granted in November 1995 which was canceled and regranted in November 1998; an option grant for 50,000 shares originally granted in February 1997 which was canceled and regranted in November 1998; and an option grant for 24,000 shares originally granted in January 1998 which was canceled and regranted in November 1998. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION--Report on 1998 Cancellation and Regrant of Options" and "TEN YEAR OPTION REPRICINGS". In addition to participating in benefit plans available to all employees, pursuant to his employment agreement with the Company, Mr. Savage also receives reimbursement of certain life and disability insurance premiums.

REPORT ON 1998 CANCELLATION AND REGRANT OF OPTIONS

     In September and November of 1998, the Compensation Committee considered, separately, the options held by the Company's employees and executive officers and the fact that a broad decline in the price of the Common Stock of the Company had resulted in a substantial number of stock options granted having exercise prices well above the recent historical trading prices for the Company's Common Stock. The Committee was advised by management that management believed that key employee turnover was likely to increase in part because the Company's total compensation package for long-term employees, which included substantial options with exercise prices well above the current trading price, was less attractive than compensation offered by other companies in the same industry and geographic location. This is because options granted to new hires at other companies would likely be granted at current trading prices, providing more opportunity for appreciation than the Company's options.

     The Committee believed that the Company's success in the future would depend in large part on its ability to retain a number of its highly skilled technical, managerial and marketing personnel and the loss of key employees could have significant adverse impact on the Company's business. The Committee also believed that unless an adjustment was made in option prices, existing employees holding options would perceive a substantial inequity in comparison to new employees granted stock options with exercise prices set at the current, lower fair market value of the Company's Common Stock and that employee morale would suffer as a consequence. The Committee concluded that it was important and cost-effective to provide equity incentives to employees and executive officers of the Company to improve the Company's performance and the value of the Company for its stockholders. The Committee considered granting new options selectively to current key employees at fair market value, but recognized that the size of the option grants required to offset the decline in market price would result in significant additional dilution to stockholders. The Committee recognized that canceling existing options with exercise prices higher than fair market value and regranting options at fair market value would provide additional incentives to employees because of the increased potential for appreciation. The Committee also recognized that the new options could require holding periods before they became exercisable, providing optionees participating in the cancellation/regrant program with an added incentive to remain with the Company. Considering these factors, the Committee determined that it was in the best interests of the Company and its stockholders to restore the incentives for employees and executive officers to remain as employees of the Company and to exert their maximum efforts on behalf of the Company by canceling and regranting stock options under the Option Plan for those options with exercise prices above recent trading prices.

     In September 1998, the Compensation Committee approved the cancellation and regrant of all outstanding options granted to non-officer employees at exercise prices exceeding the fair market value of common stock as of October 23, 1998, the effective date of the program. The exercise price of each regranted option is $2.75, which is the closing market price of the Company's common stock on October 23, 1998. Each optionee holding such an option had the opportunity to
(i) elect to retain the old option or (ii) accept a new option with an exercise price equal to the fair market value of the Company's common stock on the effective date and cancel the old option. Each regranted option covered the same number of shares subject to the old option at the time of cancellation and maintained the same vesting period as the previously canceled option. The regranted options cannot be exercised for a period of six months following the effective date. Any employee voluntarily leaving the Company during the six month period will lose the affected options, including previously vested portions of those options. All replacement options will terminate no later than ten (10) years from the date of grant. Options to purchase a total of 1,706,275 shares of the Company's Common Stock at exercise prices ranging from $2.80 per share to $9.88 per share have been canceled in exchange for regranted options for an equal number of shares at an exercise price of $2.75 per share, the closing price of the Company's Common Stock on the effective date of the program.

     In November 1998, the Compensation Committee of the Company's Board of Directors approved the cancellation and regrant of all outstanding options granted to executive officers at exercise prices exceeding the fair market value of common stock as of November 6, 1998, the effective date of the program. The exercise price of each regranted option is $2.75, which was the closing market price of the Company's common stock on November 6, 1998. Each executive officer holding such an option had the opportunity to (i) elect to retain the old option or (ii) accept two new options with exercise prices equal to the fair market value of the Company's common stock on the effective date and cancel the old option. Each regranted option covered one-half of the number of shares subject to the old option at the time of cancellation. One of the regranted options maintained the same vesting period as the previously canceled option. The other regranted option vests in equal monthly installments over a 48 month period beginning on the regrant date. The regranted options are subject to the condition that the options cannot be exercised for a period of six months following the effective date. Any executive officer voluntarily leaving the Company during the six month period will lose the affected options, including previously vested portions of those options. All replacement options will terminate no later than ten (10) years from the date of grant. Options to purchase a total of 597,858 shares of the Company's Common Stock at exercise prices ranging from $4.75 per share to $15.25 per share have been canceled in exchange for regranted options for an equal number of shares at an exercise price of $2.75 per share, the closing price of the Company's Common Stock on the effective date of the program.

     The Compensation Committee believes the regranted options strike an appropriate balance between the interests of the option holders and those of the stockholders. The lower exercise prices in effect under the regranted options make those options valuable to the executive officers and employees critical to the Company's financial performance. However, those individuals will enjoy the benefits of the regranted options only if they remain in the Company's employ and contribute to the Company's and investor's financial success.


     COMPENSATION COMMITTEE

     Kenneth E. Olson
     Christopher B. Paisley




                           TEN YEAR OPTION REPRICINGS

     The table below sets forth (i) information with respect to each of the Company's named executive officers concerning his participation in the option cancellation/regrant program which was effected November 6, 1998 and (ii) information with respect to all former or current executive officers of the Company concerning their participation in other option repricing programs implemented by the Company during the last ten fiscal years. Options referenced in the table below that were repriced on November 6, 1998 represent two new option agreements. Each such option agreement is for one-half of the number of shares subject to the old option at the time of cancellation. One of the regranted options maintained the same vesting period as the previously canceled option, and the other regranted option vests in equal monthly installments over a 48-month period beginning on the date of repricing.

                                                                                                                 LENGTH OF
                                                     NUMBER OF                                                   ORIGINAL
                                                     SECURITIES       MARKET PRICE   EXERCISE                   OPTION TERM
                                                     UNDERLYING       OF STOCK AT    PRICE AT        NEW        REMAINING AT
                                      DATE OF        OPTIONS            TIME OF       TIME OF      EXERCISE       DATE OF
NAME                                 REPRICING       REPRICED           REPRICING    REPRICING      PRICE        REPRICING
----                                 ---------       --------           ---------    ---------      -----        ---------
Peter P. Savage (1)                  11/06/98        24,000(3)         $    2.75     $    6.06     $    2.75     110 Months
    President and Chief              11/06/98        50,000(4)         $    2.75     $    6.88     $    2.75     100 Months
    Executive Officer                11/06/98        30,000(5)         $    2.75     $   11.75     $    2.75      85 Months
                                     11/06/98        35,000(6)         $    2.75     $   12.50     $    2.75      80 Months
                                      6/29/95(2)     35,000(7)         $   12.50     $   18.75     $   12.50     110 Months

Paul R. Hartmann                     11/06/98        14,000(3)         $    2.75     $    6.06     $    2.75     110 Months
    Vice President, Systems          11/06/98        20,000(4)         $    2.75     $    6.88     $    2.75     100 Months
    Engineering                      11/06/98        20,000(5)         $    2.75     $   11.75     $    2.75      85 Months
                                     11/06/98        20,000(6)         $    2.75     $   12.50     $    2.75      80 Months
                                      6/29/95(2)     20,000(7)         $   12.50     $   18.75     $   12.50     110 Months

Wayne M. Lettiere                    11/06/98        12,000(3)         $    2.75     $    6.06     $    2.75     110 Months
    Vice President,                  11/06/98        10,000(4)         $    2.75     $    6.88     $    2.75     100 Months
    Operations                       11/06/98        15,000(5)         $    2.75     $   11.75     $    2.75      85 Months
                                     11/06/98        15,000(6)         $    2.75     $   12.50     $    2.75      80 Months
                                      6/29/95(2)     15,000(7)         $   12.50     $   18.75     $   12.50     110 Months

Steven F.X. Murphy (8)               11/06/98        10,000(3)         $    2.75     $    6.06     $    2.75     110 Months
    Vice President, Sales            11/06/98        75,000(9)         $    2.75     $    4.75     $    2.75     101 Months
    and Marketing

Donald J. O'Connor                   11/06/98        19,000(3)         $    2.75     $    6.06     $    2.75     110 Months
    Vice President, Network          11/06/98        25,000(4)         $    2.75     $    6.88     $    2.75     100 Months
    Systems                          11/06/98        50,000(10)        $    2.75     $   12.50     $    2.75      80 Months

James L. Keefe                       11/06/98        13,500(3)         $    2.75     $    6.06     $    2.75     110 Months
    Vice President, Finance          11/06/98        20,000(4)         $    2.75     $    6.88     $    2.75     100 Months
    Administration,                  11/06/98        25,000(11)        $    2.75     $   15.25     $    2.75      91 Months
    Chief Financial Officer          11/06/98         6,000(5)         $    2.75     $   11.75     $    2.75      85 Months
    and Secretary                    11/06/98         5,000(6)         $    2.75     $   12.50     $    2.75      80 Months
                                      6/29/95(2)      5,000(7)         $   12.50     $   18.75     $   12.50     110 Months

Kevin T. Pope                        11/06/98        16,000(3)         $    2.75     $    6.06     $    2.75     110 Months
    Vice President, Network          11/06/98        25,000(4)         $    2.75     $    6.88     $    2.75     100 Months
    Development                      11/06/98        35,000(5)         $    2.75     $   11.75     $    2.75      85 Months
    Engineering                      11/06/98           535(12)        $    2.75     $    7.00     $    2.75      19 Months
                                     11/06/98           107(13)        $    2.75     $    7.00     $    2.75      10 Months
                                     11/06/98           216(14)        $    2.75     $    7.00     $    2.75       5 Months
                                     11/06/98         7,500(6)         $    2.75     $   12.50     $    2.75      80 Months
                                      6/29/95(2)      7,500(7)         $   12.50     $   18.75     $   12.50     110 Months

Richard W. Carter (15)               06/29/95        15,000(7)         $   12.50     $   18.75     $   12.50     110 Months
    Chief Financial Officer

Howard J. Rutka (16)                 06/29/95        13,000(7)         $   12.50     $   18.75     $   12.50     110 Months
    Vice President, Sales

(1) On February 20, 1999, Mr. Savage was appointed to the position of Chairman of the Board of the Company, and resigned from the positions of President and Chief Executive Officer.
(2)  Option was subsequently cancelled and regranted on November 6, 1998.
(3) Represents the regrant of a cancelled option originally granted in January 1998.
(4) Represents the regrant of a cancelled option originally granted in February 1997.
(5) Represents the regrant of a cancelled option originally granted in November 1995.
(6)  Represents the regrant of a cancelled option originally granted in June
     1995.
(7) Represents the regrant of a cancelled option originally granted in August 1994.
(8) On January 25, 1999, Mr. Murphy resigned from his position of Vice President, Sales and Marketing with the Company.
(9)  Represents the regrant of a cancelled option originally granted in April
     1997.
(10) Represents the regrant of a cancelled option originally granted in June
     1995.
(11) Represents the regrant of a cancelled option originally granted in May
     1996.
(12) Represents the regrant of a cancelled option originally granted in May
     1990.
(13) Represents the regrant of a cancelled option originally granted in September 1989.
(14) Represents the regrant of a cancelled option originally granted in March 1989.
(15) Mr. Carter is no longer an employee of the Company.
(16) Mr. Rutka is no longer an employee of the Company.

                        COMPARISON OF STOCKHOLDER RETURN

         Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of (i) the S&P 500 and, (ii) a self-constructed peer group of telecommunication companies that the Company considers to be peers and competitors in the industry which is comprised of the following companies: ADC Telecommunications, Inc., Adtran, Inc., Architel Systems Corporation, Clarify Inc., Objective Systems Integrators, Inc., Pairgain Technologies, Inc., TSCI Corporation, Tellabs, Inc., Teltrend Inc. and Westell Technologies, Inc. (the "Peer Group"), for the period commencing March 29, 1994 and ending on December 31, 1998. The total stockholder returns of the companies comprising each Peer Group have been weighted in accordance with their respective market capitalizations.

      COMPARISON OF CUMULATIVE TOTAL RETURN FROM MARCH 29, 1994, THROUGH
                              DECEMBER 31, 1998(1)

              APPLIED DIGITAL ACCESS, INC., S&P 500, PEER GROUP (2)

                                    [GRAPH]

                                     3/29/94       12/31/94     12/31/95     12/31/96     12/31/97    12/31/98
                                     -------       --------     --------     --------     --------    --------
Peer Group                          $ 100.00       $ 179.23     $ 294.45     $ 433.89      $465.70    $479.94
S&P 500                             $ 100.00       $ 103.75     $ 142.74     $ 175.51      $234.07    $300.96
Applied Digital Access, Inc.        $ 100.00       $ 211.46     $  97.92     $  45.83      $ 48.96    $ 21.88

---------------------

(1) Assumes that $100.00 was invested on March 29, 1994, in the Company's Common Stock and each index, and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.
(2) The Peer Group is the same as the new peer group in the proxy statement prepared for the 1998 Annual Meeting of Stockholders (the "1998 Peer Group") except that it does not include Telco Systems, Inc. which was acquired in June 1998 and ceased to be a separate corporate entity. Data for the 1998 Peer Group is not available for the period ended December 31, 1998. Assuming $100.00 was invested in the 1998 Peer Group on March 29, 1994, that peer group had the following stockholder returns during the period beginning on March 29, 1994 and ending on December 31, 1997: $100.00 on March 29, 1994; $179.23 on December 31, 1994; $288.58 on December 31,
     1995; $426.10 on December 31, 1996; and $454.58 on December 31, 1997.

                              ELECTION OF DIRECTORS

     Management's nominees for election at the Annual Meeting of Stockholders to the Board of Directors are Gary D. Cuccio, John F. Malone, Kenneth E. Olson, Christopher B. Paisley, Peter P. Savage and Donald L. Strohmeyer. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2000, and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although Management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as Management may designate.

     If a quorum is present and voting, the six nominees for the positions of directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

               PROPOSAL TO AMEND 1998 EMPLOYEE STOCK PURCHASE PLAN

     The Applied Digital Access, Inc. 1998 Employee Stock Purchase Plan was adopted by the Board of Directors in March 1998 and approved by the Company's Stockholders in May 1998. The 1998 Purchase Plan became effective on May 21, 1998. The 1998 Purchase Plan permits eligible employees to purchase share of the Company's Common Stock at a discount through payroll deductions.

     The Stockholders are now being asked to approve an amendment to increase by 300,000 shares the maximum aggregate number of shares issuable under the 1998 Purchase Plan. The Board of Directors believes that this amendment to the 1998 Purchase Plan is in the best interests of the Company and its stockholders because providing employees of the Company with an opportunity to purchase shares of Common Stock pursuant to the 1998 Purchase Plan should prove helpful in attracting, retaining, and motivating valued employees.

SUMMARY OF THE PROVISIONS OF THE 1998 PURCHASE PLAN

     The following summary of the 1998 Purchase Plan is qualified in its entirety by the specific language of the 1998 Purchase Plan, a copy of which is available to any stockholder upon request.

     The 1998 Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Any employee of the Company or any present or future parent or subsidiary corporation of the Company (including any director who is also an employee) is eligible to participate in the 1998 Purchase Plan upon completion of 90 days continuous service, so long as the employee is customarily employed for at least 20 hours per week and more than five months in any calendar year. However, employees of any subsidiary of the Company are eligible to participate in the 1998 Purchase Plan only if the Company's Board of Directors adopts a resolution approving such participation. Currently, employees of the Company's Canadian subsidiary are not approved to participate in the 1998 Purchase Plan. No person who owns or holds options to purchase, or as a result of participation in the 1998 Purchase Plan would own or hold options to purchase, 5% or more of the total combined voting power or value of all classes of stock of the Company is entitled to participate in the 1998 Purchase Plan. As of March 31, 1999, approximately 130 employees were eligible to participate in the 1998 Purchase Plan.

     Each offering of Common Stock under the 1998 Purchase Plan is generally for a period of twelve months (an "Offering Period"). Offering Periods under the 1998 Purchase Plan generally commence on or about July 1 of each year and end on the next following June 30. At the end of each calendar quarter during the Offering Period, shares are issued based on the payroll deductions accumulated during that quarter. Participation in the 1998 Purchase Plan is limited to eligible employees who authorize payroll deductions pursuant to the 1998 Purchase Plan. Such payroll deductions must be at least 1% but may not exceed 15% of an employee's compensation. Once an employee becomes a participant in the 1998 Purchase Plan, that employee will automatically participate in each successive offering until such time as that employee withdraws from the 1998 Purchase Plan, becomes ineligible to participate in the 1998 Purchase Plan, or his or her employment ceases.

     The purchase price per share at which the shares of the Company's Common Stock are sold in an offering generally will be equal to 85% of the lesser of the fair market value of the Common Stock on (a) the first day of the Offering Period (the "Entry Date"), or (b) the last business day of the quarter. However, if a participant commences participation in the offering period after the first day of the offering period, his or her Entry Date will be the date on which he or she commenced such participation, and the price described in clause (a) of the preceding sentence will be the higher of the fair market value if a share of the Company's stock on his or her Entry Date or the first day of the Offering Period. As of March 31, 1999, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $2.25 per share. Subject to certain limitations, the number of shares of the Company's Common Stock a participant purchases in an Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during the quarter by the purchase price per share. Participants may not purchase shares of the Company's Common Stock having a fair market value exceeding $25,000 in any calendar year (measured by the fair market value of the Company's Common Stock on the Entry Date of the Offering Period in which the shares are purchased). Any cash not applied to the purchase of shares will be returned to the participant unless the amount of such cash is less than the amount necessary to purchase a whole share of Common Stock, in which case the Company may establish procedures to apply the remaining amount to a subsequent quarter.

     A participant may withdraw from an offering at any time without affecting his or her eligibility to participate in future offerings. However, once a participant withdraws from an offering, that participant may not again participate in the same offering.

     The Board of Directors (or any committee of the Board appointed to administer the 1998 Purchase Plan) may at any time amend or terminate the 1998 Purchase Plan, except that the approval of the Company's stockholders is required within twelve months of the adoption of any amendment increasing the number of shares authorized for issuance under the 1998 Purchase Plan, or changing the definition of the corporations which may be designated by the Board as corporations whose employees may purchase shares of the Company's Common Stock under the 1998 Purchase Plan. The 1998 Purchase Plan will terminate at the time determined by the Board of Directors or when all the shares reserved for issuance under the 1998 Purchase Plan have been issued, whichever occurs first.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 1998 PURCHASE PLAN

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 1998 Purchase Plan and does not attempt to describe all potential tax consequences. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

     Generally, a participant recognizes no taxable income either as a result of becoming a participant in the 1998 Purchase Plan or purchasing shares of the Company's Common Stock under the 1998 Purchase Plan.

     The tax consequences of a disposition of 1998 Purchase Plan shares vary depending on the period that such stock is held before its disposition. If a participant disposes of shares purchased under the 1998 Purchase Plan within two years from the Entry Date or within one year from the date of purchase (a "disqualifying disposition"), the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of the ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long term if the participant's holding period is more than twelve months.

     If the participant disposes of shares purchased under the 1998 Purchase Plan at least two years after the Entry Date and at least one year after the date of purchase, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the Entry Date. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long term capital loss.

     The Company will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed to the Company.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

     The Board of Directors believes that the amendment to the 1998 Purchase Plan is in the best interests of the stockholders and the Company for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected PricewaterhouseCoopers, LLP, as independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1999. A representative of PricewaterhouseCoopers, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP, AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     Company has an advance notice provision in its bylaws for stockholder business to be presented at annual meetings of stockholders. This provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice in writing to the Secretary of the Company. In order to be timely, a stockholder proposal for the next Annual Meeting of Stockholders of the Company must be received at the Company's offices at 9855 Scranton Road, San Diego, California, 92121, not later than December 13, 1999.

     Stockholder proposals to be included in the Company's proxy statement for the next Annual Meeting of Stockholders of the Company must be received by the Company not later than December 13, 1999 and satisfy conditions established by the SEC for stockholder proposals to be included in the Company's proxy statement for that meeting.

                          TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                 By Order of the Board of Directors


                                 JAMES L. KEEFE
                                 SECRETARY

April 12, 1999

                                AMENDMENT OF THE

                          APPLIED DIGITAL ACCESS, INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN

     Article VI of the Applied Digital Access, Inc. 1998 Employee Stock Purchase Plan shall be amended in its entirety to read as follows:

     "VI. STOCK SUBJECT TO PLAN

          A. The maximum number of shares of Common Stock which may be issued under the Plan shall be 600,000 shares of Common Stock (subject to adjustment under Section VI.B below).

          B. In the event any change is made to the Company's outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number shares issuable over the term of the Plan, (ii) the class and maximum number of shares purchasable per Participant during any one option period and (iii) the class and number of shares and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan."

     IN WITNESS WHEREOF, the undersigned Secretary of Applied Digital Access, Inc. certifies that the foregoing amendment to the 1998 Employee Stock Purchase Plan was duly adopted by the Board of Directors on March 12, 1999.

                               /s/ James L. Keefe
                               -----------------------------------
                                   (James L. Keefe)
                                   Secretary

--------------------------------------------------------------------------------

PROXY                    APPLIED DIGITAL ACCESS, INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                     SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Donald L. Strohmeyer and James L. Keefe, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in Applied Digital Access, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company in San Diego, California on Wednesday, May 12, 1999 at 9:00 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2, AND 3.


                CONTINUED AND TO BE SIGNED ON REVERSE SIDE




--------------------------------------------------------------------------------
              TRIANGLE     FOLD AND DETACH HERE     TRIANGLE

--------------------------------------------------------------------------------

                                                      Please mark
                                                     your votes as       /X/
                                                      indicated in
                                                      this example


A vote FOR the following proposals is recommended by the Board of Directors:

                  FOR  all nominees listed        WITHHOLD AUTHORITY
               below (except for indicated        to vote for all nominees
                   to the contrary below).        listed below.

1.     ELECTION OF DIRECTORS:         / /        / /

Nominees:  Gary D. Cuccio,
John F. Malone, Kenneth E. Olson, Christopher B. Paisley,
Peter P. Savage, Donald L. Strohmeyer.

INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee(s) write that nominee's(s') name in the space provided below:

--------------------------------------------------------------------------

2. To approve the amendment to the Company's 1998 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 300,000.

                         FOR       AGAINST      ABSTAIN
                         / /         / /          / /

3. To approve the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the year ending December 31, 1999.

                         FOR       AGAINST      ABSTAIN
                         / /         / /          / /


Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.

Sign exactly as your name(s) appears on your stock certificates. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their title. Please date the Proxy.


Signature(s)                                               Date
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